EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research International Sarl	Switzerland
Lam Research International B.V.	Netherlands
Lam Research GmbH	Germany
Lam Research Co., Ltd.	Japan
Lam Research (Shanghai) Co., Ltd.	China
Lam Research Service Co., Ltd.	China
Lam Research Ltd.	United Kingdom
Lam Research SAS	France
Lam Research Singapore Pte Ltd	Singapore
Lam Research Korea Limited	Korea
Lam Research S.r.l.	Italy
Lam Research (Israel) Ltd.	Israel
Lam Research Co., Ltd.	Taiwan
LAM Research B.V.	Netherlands
Lam Research (Ireland) Limited	Ireland
Silfex Incorporated	Ohio, United States
Lam Research Semiconductor (Suzhou) Co., Ltd.	China
Lam Research Holding AG	Switzerland
Lam Research AG	Austria
Lam Research Management GmbH	Austria
SEZ America Inc.	United States
SEZ Japan	Japan
SEZ Asia Pacific Pte. Ltd.	Singapore
SEZ Singapore Pte. Ltd.	Singapore
SEZ Korea Ltd.	Korea
SEZ China Ltd.	China
SEZ Taiwan Ltd.	Taiwan
SEZ D.O.O.	Slovenia
SEZ Slovakia S.T.O.	Slovakia